EXHIBIT 10.20.2

SECOND AMENDMENT TO REVOLVING CREDIT AGREEMENT

This Second Amendment to Revolving Credit Agreement (this “Amendment”) is entered into as of September 25, 2008, by and among the financial institutions from time to time signatory hereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”), Comerica Bank, as Administrative Agent for the Lenders (in such capacity, the “Agent”), and Microsemi Corporation (“Parent”), Microsemi Corp. – Power Products Group, Microsemi Corp. – Analog Mixed Signal Group, a Delaware corporation (fka Microsemi Corp. – Integrated Products), Microsemi Corp. – Massachusetts and Microsemi Corp. – Scottsdale (each, a “Borrower” and collectively with Parent, “Borrowers”).

RECITALS

Borrowers, Agent and Lenders are parties to that certain Revolving Credit Agreement dated as of December 29, 2006, as amended from time to time, including by that certain First Amendment to Revolving Credit Agreement dated as of July 25, 2007 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

“MDT” means Microwave Devices Technology Corporation, a Massachusetts corporation.

“MDT Acquisition” means the acquisition by Parent of substantially all of the assets of MDT for total consideration of approximately Eight Million Dollars ($8,000,000) in November 2007.

“SEMICOA” means SEMICOA, a California corporation.

“SEMICOA Acquisition” means the acquisition by Parent of SEMICOA for total consideration of approximately Twenty-Seven Million Dollars ($27,000,000).

“TSI” means TSI Microelectronics Corporation, a Massachusetts corporation.

“TSI Acquisition” means the acquisition by Parent of substantially all of the assets of TSI for total consideration of approximately Two Million Dollars ($2,000,000) in December 2007.

2. Notwithstanding any provision of the Agreement to the contrary, Bank hereby (i) consents to Parent’s consummation of the (x) the MDT Acquisition; (y) TSI Acquisition; and (z) the SEMICOA Acquisition (collectively, the “Permitted Transactions”); (ii) agrees that consideration paid by Parent in connection with the Permitted Transactions shall not be included in calculating the limit on Permitted Acquisitions set forth in clause (g) of the defined term “Permitted Acquisition;” and (iii) provides the foregoing consent and agreement in each case, provided that no default or Event of Default has occurred or is continuing prior to, or would result after giving effect to, any of the Permitted Transactions.

3. No course of dealing on the part of Agent or any Lender, or their officers, nor any failure or delay in the exercise of any right by Agent or any Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Agent’s or any Lender’s failure at any time to require strict performance by Borrowers of any provision shall not affect any right of Agent and each Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Agent.

4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Agent or any Lender under the Agreement, as in effect prior to the date hereof.

5. Each Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6. As a condition to the effectiveness of this Amendment, Agent shall have received, in form and substance satisfactory to Agent, the following:

(a) this Amendment, duly executed by Borrower;

(b) all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Parent’s accounts; and

(c) such other documents, and completion of such other matters, as Agent may reasonably deem necessary or appropriate.

7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

COMERICA BANK,		MICROSEMI CORPORATION,
as Administrative Agent		a Delaware corporation

By:	/s/ Jennifer S. Seto	By:	/s/ John W. Hohener
Its:	Vice President	Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. – POWER PRODUCTS GROUP, a Delaware corporation

		By:	/s/ John W. Hohener
		Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. - ANALOG MIXED SIGNAL GROUP, a Delaware corporation (fka MICROSEMI CORP. – INTEGRATED PRODUCTS)

		By:	/s/ John W. Hohener
		Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

MICROSEMI CORP. - MASSACHUSETTS, a Delaware corporation

		By:	/s/ John W. Hohener
		Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

[Signature Page to Second Amendment to Revolving Credit Agreement]

[Signatures Continued Next Page]

MICROSEMI CORP. - SCOTTSDALE, an Arizona corporation

By:	/s/ John W. Hohener
Its:	Vice President, Chief Financial Officer, Secretary and Treasurer

COMERICA BANK, as a Lender and as Issuing Lender

By:	/s/ Jennifer S. Seto
Its:	Vice President

[Signature Page to Second Amendment to Revolving Credit Agreement]